Exhibit 99.1

DTS Reports First Quarter 2013 Financial Results

TV, PC and Mobile Drive 246% Growth in Network-Connected Revenue

CALABASAS, Calif., May 8, 2013 (GLOBE NEWSWIRE) -- DTS, Inc. (Nasdaq:DTSI) today announced financial results for the first quarter ended March 31, 2013.

Revenue for the first quarter was $32.7 million. This compares to $26.9 million in the first quarter of 2012, which included $2.3 million in royalty recoveries. Excluding royalty recoveries, revenue grew 33%, primarily due to continued significant growth in the Company's network-connected business, which grew 246% year-over-year, with particular strength in the strategically important network-connected TV, PC and mobile markets. These results were partially offset by expected declines in sales of DVD-based products, standalone Blu-ray players and PC Blu-ray products.

Non-GAAP net income in the first quarter of 2013 was $4.0 million, or $0.22 per diluted share net of tax, compared to non-GAAP net income of $6.2 million, or $0.37 per diluted share net of tax, in the first quarter of 2012. Consistent with our expectations, non-GAAP operating margin in the first quarter of 2013 was 21%, compared to 38% in the first quarter of 2012.

GAAP net loss in the first quarter of 2013 was $1.5 million, or a loss of $0.08 per share, compared to net income $4.0 million, or $0.24 per diluted share, in the first quarter of 2012. The Company's GAAP results reflect a tax rate of 293% due to a valuation allowance against future tax benefits of approximately $0.10 per share. Due in part to its recent acquisitions, the Company has generated a three-year cumulative pre-tax loss in the U.S., requiring it to provide the valuation allowance and currently preventing the Company from utilizing these losses to offset other income taxes, which will temporarily create substantial volatility in its tax provisions. As a result, the Company's non-GAAP presentation reflects a more normalized 40% tax rate as management works to resolve the situation.

GAAP operating margin in the first quarter of 2013 was 3%, compared to 26% in the first quarter of 2012. GAAP results for the first quarter of 2013 include $3.0 million, or $0.10 per diluted share net of tax, in stock-based compensation expense; $2.5 million, or $0.08 per diluted share net of tax, in amortization of intangibles; and $388,000, or $0.01 per diluted share net of tax, in acquisition and integration-related costs.

The GAAP and non-GAAP reconciling items for the first quarters of 2013 and 2012 can be found in the "Non-GAAP Financial Metrics" schedule attached to this press release and on the investor relations portion of the Company's website at www.DTS.com.

The Company closed the quarter with cash and investments totaling $76.6 million.

"DTS delivered strong revenue growth in the first quarter, consistent with our expectations, driven again by accelerating momentum in the network-connected markets," said Jon Kirchner, chairman and CEO of DTS, Inc. "The strategic investments we have made in technology, products and content partnerships to expand our network-connected footprint are continuing to translate into meaningful design wins and customer momentum, particularly in mobile. The recent launches of our Headphone:X and DTS Layered Audio technologies continue to generate significant industry excitement.  These launches, combined with new product and customer announcements during the quarter from a number of manufacturers, including Toshiba, Asustek, Samsung and Yulong, position us well to continue to drive our network-connected business in 2013 and beyond."

Business Outlook

The Company continues to expect 2013 revenue in the range of $140 to $146 million, including a normal level of royalty recoveries, non-GAAP operating margin in the low- to mid-20s and non-GAAP EPS in the range of $1.05 to $1.20 per diluted share based on a normalized 40% effective tax rate.  Stock-based compensation expense is expected to be in the range of $0.44 to $0.47 per diluted share net of tax and amortization of intangibles is expected to be in the range of $0.39 to $0.42 in 2013. On a GAAP basis, the Company expects an operating margin of approximately 3% to 6% and now expects EPS in the range of $(0.05) to $0.00 per diluted share as a result of the unusual tax situation described above.

The outlook is based on a number of assumptions that the Company believes are reasonable at the time of this press release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company's filings with the Securities and Exchange Commission.

Use of Non-GAAP Financial Information

Included within this press release are non-GAAP financial measures that supplement the Company's Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP to exclude charges and the related income tax effect for stock-based compensation, the amortization of intangible assets, and certain acquisition and integration-related charges. In addition, the Company's GAAP tax rate is currently subject to substantial volatility caused by three-year cumulative pre-tax losses in the U.S., which now require the Company to record a valuation allowance against all U.S. Federal deferred tax benefits. Management believes that the Company's inability to utilize its U.S. deferred tax benefits is temporary, and as a result, the appropriate measure for its effective tax rate, until such time as the valuation allowance issue is resolved, is to impute a normalized 40% effective tax rate on the pretax earnings of the Company. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate DTS' financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Conference Call Information for Wednesday, May 8, 2013

DTS will host a conference call and live webcast at 1:30 p.m. Pacific Time to discuss the first quarter results. To access the conference call, dial 1-877-941-9205 or 1-480-629-9818 (outside the U.S. and Canada). A live webcast of the call will be available from the Investor Relations section of the Company's corporate website at www.dts.com and via replay beginning two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 4:30 p.m. Pacific Time, May 8, 2013 through 11:59 p.m. Pacific Time, May 15, 2013, by dialing 1-800-406-7325 or 1-303-590-3030 (outside the U.S. and Canada) and entering pass code 4615478#.

About DTS, Inc.

DTS, Inc. (Nasdaq:DTSI) is a premier audio solutions provider for high-definition entertainment experiences—anytime, anywhere, on any device. DTS' audio solutions enable delivery and playback of clear, compelling high-definition audio which is incorporated by hundreds of licensee customers around the world, into billions of consumer electronic devices. From a renowned legacy as a pioneer in high definition multi-channel audio, DTS became a mandatory audio format in the Blu-ray Disc standard and is now increasingly deployed in enabling digital delivery of compelling movies, music, games and other forms of digital entertainment to a growing array of network-connected consumer devices. DTS technology is in automotive audio systems, digital media players, DVD players, game consoles, home theaters, PCs, set-top boxes, smartphones, surround music content and every device capable of playing Blu-ray discs. Founded in 1993, DTS' corporate headquarters is located in Calabasas, California with its licensing operations headquartered in Limerick, Ireland. DTS also has offices in Los Gatos and Santa Ana, California, Washington, China, France, Hong Kong, Japan, Singapore, South Korea, Taiwan and the United Kingdom.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS' results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "intends," "strategy," "opportunity," "anticipates" and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; any statements regarding the Company's future use of deferred tax benefits; any statements regarding anticipated growth in the network-connected markets and in the Blu-ray, automotive and home AV markets; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the continued decline in optical disc-based product sales, our ability to penetrate the on-line and mobile content delivery market and adapt our technologies for that market, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the Company's inclusion in or exclusion from governmental and industry standards, continued customer acceptance of the Company's technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, success of the Company's research and development efforts, risks related to integrating acquisitions, greater than expected costs, the departure of key employees, negative trends in the general economy, continued weakness in the global financial markets and decreases in consumer confidence, a loss of one or more of our key customers or licensees, changes in domestic and international market and political conditions, unanticipated changes in our tax provisions and other risks and uncertainties more fully described in DTS' public filings with the Securities and Exchange Commission, including DTS' most recent forms 10-K and 10-Q, available at www.sec.gov. Readers are urged not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. DTS does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

DTS-I

DTS, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)

	As of March 31, 2013	As of December 31, 2012

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 60,104	$ 57,831
Short-term investments	9,022	14,214
Accounts receivable, net of allowance for doubtful accounts of $667 and $679 at March 31, 2013 and December 31, 2012 and 2011, respectively	7,666	6,910
Deferred income taxes	1,365	1,998
Prepaid expenses and other current assets	3,359	4,572
Income taxes receivable	4,533	5,107
Total current assets	86,049	90,632
Property and equipment, net	32,736	33,325
Intangible assets, net	59,332	61,400
Goodwill	51,234	51,314
Deferred income taxes	827	630
Long-term investments	7,502	5,000
Other assets	5,029	4,826
Total assets	$ 242,709	$ 247,127

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 2,764	$ 2,771
Accrued expenses	10,826	15,954
Deferred revenue	7,038	7,659
Total current liabilities	20,628	26,384
Long-term debt	30,000	30,000
Other long-term liabilities	10,636	9,817

Stockholders' equity:
Preferred stock -- $0.0001 par value, 5,000 shares authorized at March 31, 2013 and December 31, 2012; no shares issued and outstanding	—	—
Common stock -- $0.0001 par value, 70,000 shares authorized at March 31, 2013 and December 31, 2012; 20,763 and 20,710 shares issued at March 31, 2013 and December 31, 2012, respectively; 18,261 and 18,208 outstanding at March 31, 2013 and December 31, 2012, respectively	3	3
Additional paid-in capital	215,811	213,787
Treasury stock, at cost - 2,502 shares at March 31, 2013 and December 31, 2012	(59,848)	(59,848)
Accumulated other comprehensive income	686	659
Retained earnings	24,793	26,325
Total stockholders' equity	181,445	180,926

Total liabilities and stockholders' equity	$ 242,709	$ 217,127

DTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	For the Three Months Ended March 31,
	2013	2012
	(Unaudited)

Revenue	$ 32,728	$ 26,885
Cost of revenue	2,322	194
Gross profit	30,406	26,691
Operating expenses:
Selling, general and administrative	21,690	15,283
Research and development	7,679	4,510
Total operating expenses	29,369	19,793
Operating income	1,037	6,898
Interest and other income (expense), net	(245)	(88)
Income before provision for income taxes	792	6,810
Provision for income taxes	2,324	2,765
Net income (loss)	$ (1,532)	$ 4,045

Net income (loss) per common share:
Basic	$ (0.08)	$ 0.25
Diluted	$ (0.08)	$ 0.24

Weighted average shares outstanding:
Basic	18,218	16,465
Diluted	18,218	16,933

DTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the Three Months Ended March 31,
	2013	2012
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$ (1,532)	$ 4,045
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,837	1,333
Stock-based compensation charges	3,013	2,598
Deferred income taxes	362	(652)
Tax benefits (shortfalls) from stock-based awards	(319)	1,010
Excess (tax benefits) shortfalls from stock-based awards	3	(1,136)
Other	31	56
Changes in operating assets and liabilities, net of business acquisitions:
Accounts receivable	(731)	(2,022)
Prepaid expenses and other assets	929	(82)
Accounts payable, accrued expenses and other liabilities	(4,257)	2,032
Deferred revenue	(621)	(636)
Income taxes receivable	574	271
Net cash provided by operating activities	1,289	6,817
Cash flows from investing activities:
Purchases of held-to-maturity investments	--	(3,335)
Purchases of available-for-sale investments	(5,059)	(31,105)
Maturities of held-to-maturity investments	--	12,720
Maturities of available-for-sale investments	7,749	7,300
Purchases of property and equipment	(773)	(311)
Purchases of intangible assets	(260)	(102)
Net cash provided by (used in) investing activities	1,657	(14,833)
Cash flows from financing activities:
Proceeds from the issuance of common stock under stock-based compensation plans	97	456
Repurchases and retirement of common stock for restricted stock tax withholdings	(767)	(921)
Excess tax benefits (shortfalls) from stock-based awards	(3)	1,136
Purchases of treasury stock	--	(2,035)
Net cash used in financing activities	(673)	(1,364)
Net change in cash and cash equivalents	2,273	(9,380)
Cash and cash equivalents, beginning of period	57,831	46,944
Cash and cash equivalents, end of period	$ 60,104	$ 37,564

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company's GAAP financial metrics reconciled to non-GAAP financial metrics included in this release.

	For the Three Months Ended March 31,
	2013	2012
Cost of revenue:
GAAP cost of revenue	$ 2,322	$ 194
Amortization of intangible assets	2,203	182
Non-GAAP cost of revenue	$ 119	$ 12

Selling, general and administrative:
GAAP selling, general and administrative	$ 21,690	$ 15,283
Amortization of intangible assets	250	39
Stock-based compensation	2,301	2,089
Acquisition and integration related costs*	350	459
Non-GAAP selling, general and administrative	$ 18,789	$ 12,696

Research and development:
GAAP research and development	$ 7,679	$ 4,510
Amortization of intangible assets	--	45
Stock-based compensation	712	509
Acquisition and integration related costs*	38	--
Non-GAAP research and development	$ 6,929	$ 3,956

Operating income:
GAAP operating income	$ 1,037	$ 6,898
Amortization of intangible assets	2,453	266
Stock-based compensation	3,013	2,598
Acquisition and integration related costs*	388	459
Non-GAAP operating income	$ 6,891	$ 10,221
Non-GAAP operating income as a % of revenue	21%	38%

Net income (loss):
GAAP net income (loss)	$ (1,532)	$ 4,045
Amortization of intangible assets	2,453	266
Stock-based compensation	3,013	2,598
Acquisition and integration related costs*	388	459
Tax adjustment	(334)	(1,146)
Non-GAAP net income	$ 3,988	$ 6,222

Non-GAAP diluted income per common share	$ 0.22	$ 0.37

Weighted average diluted shares outstanding:	18,449	16,933

* On July 20, 2012, DTS completed its acquisition of SRS Labs, Inc. in a cash-and-stock transaction.
On July 5, 2012, DTS completed its acquisition of assets from Phorus, Inc. and Phorus, LLC.

Non-GAAP Financial Targets

The following tables show the Company's fiscal year 2013 GAAP guidance reconciled to non-GAAP financial targets.

	Fiscal Year 2013
	Low	High

Operating income as a % of revenue:

GAAP operating income as a % of revenue	3%	6%
Amortization of intangible assets	9	9
Stock-based compensation	9	10
Non-GAAP operating income as a % of revenue	21%	25%

Net income per diluted share:

GAAP net loss per diluted share	$ (0.05)	$ --
Amortization of intangible assets	0.65	0.70
Stock-based compensation	0.73	0.78
Tax adjustment	(0.28)	(0.28)
Non-GAAP net income per diluted share	$ 1.05	$ 1.20

Weighted average shares used to compute Non-GAAP net income per diluted share (millions)	18.5	18.5
CONTACT: Media & Investor Contacts
         Sard Verbinnen & Co
         John Christiansen/Jenny Gore
         jchristiansen@sardverb.com/jgore@sardverb.com
         (415) 618-8750